                                                                     EXHIBIT 4.3
                                                                     -----------

          For purposes of Section 1275(c) of the Internal Revenue Code of 1986, as amended, relating to "original issue discount," the issue price of this Note is $45,000,000.00, the amount of "original issue discount" is $32,925,440.14, the "issue date" is February 28, 1994, and the "yield to maturity" is 8% per annum, compounded semiannually.


             GUARANTEED FIRST MORTGAGE NOTE due February 28, 2001


Original Face Amount:  $77,925,440.14                            New York, NY
Initial Amount:  $45,000,000.00                             February 28, 1994
R-1

1.   OBLIGATION TO PAY

          FOR VALUE RECEIVED, the undersigned CDW Realco, Inc., a Delaware corporation ("MAKER"), promises to pay to the order of WESTINGHOUSE ELECTRIC CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, or registered assigns ("PAYEE"), the amount of $77,925,440.14, which amount includes accrued amortization of the Discount (at the date of issuance) of this Note, on the Stated Maturity.

2.   DEFINITIONS

          The following terms as used herein shall be defined as follows:

          "ACCRETED VALUE" of any Note on any date of determination shall mean

(a) the sum of (i) the Initial Amount of such Note, plus (ii) the aggregate of
 -              -                                   ----  --
the Semi-Annual Accrual Amounts of such Note accrued from and including the date of such Note to and including the Semi-Annual Accrual Date coinciding with or immediately preceding the date of determination plus (iii) any Stub Amount minus
                                                ----  ---                  -----
(b) each partial prepayment of such Note made on or prior to such date of
 -
determination (it being understood that the Accreted Value of such Note shall be reduced by the amount of each such partial prepayment as of the Semi-Annual Accrual Date on which such partial prepayment is made).

          "ACCRUAL RATE" shall mean 8% per annum.

          "ACQUISITION AGREEMENT" shall mean the Asset Acquisition Agreement, dated as of February 15, 1994, between Seller and Buyer, as amended, supplemented, waived or otherwise modified from time to time.

          "ADJUSTED FACE AMOUNT" of any Note shall mean, following any partial prepayment of such Note, the Face Amount of such Note (determined before giving effect to such partial prepayment) multiplied by a fraction the numerator of which is the Accreted Value of such Note after giving effect to such partial prepayment and the denominator of which is the Accreted Value of such Note before giving effect to such partial prepayment.

          "ADMINISTRATIVE AGENTS" shall mean the respective administrative agents under the Barclays Senior Credit Agreement and the Canadian Senior Credit Agreement or under any extension, refunding, renewal or refinancing (other than the Permitted Newco Subordinated Debt) thereof.

          "ADVANCES" shall mean any loans or other advances of credit under the Barclays Senior Credit Agreement (or any extension, refunding, renewal or refinancing thereof).

          "AFFILIATE" shall mean as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Each of the C&D Fund, Buyer, Newco, Realco and the Canadian Buyer shall be regarded as Affiliates of each other; Seller and Westinghouse Canada Inc. shall be regarded as Affiliates of each other; and none of the C&D Fund, Buyer, Newco, Realco or the Canadian Buyer, on the one hand, and Seller or Westinghouse Canada Inc., on the other hand, shall be regarded as Affiliates of each other.

          "APPRAISED VALUE" with respect to any Mortgaged Property shall mean the amount that would be paid for such Mortgaged Property by a willing buyer who purchases such Mortgaged Property "as is" and "where is" in a transaction negotiated on an arm's length basis in which neither such buyer nor the seller of such Mortgaged Property is under any compulsion to engage in the transaction.

          "APPROVED APPRAISER" shall mean (i) any of The Manufacturer's
                                           -
Appraisal Company, Cushman & Wakefield and Binswanger & Co. or (ii) any other
                                                                --
independent real estate appraisal firm approved by Maker and the Required Mortgage Lenders.

          "BANK" shall mean each financial institution that is listed on the signature pages of the Barclays Senior Credit Agreement and its permitted successors, assigns and transferees under the Barclays Senior Credit Agreement.

          "BCI" shall mean Barclays Business Credit, Inc.

          "BARCLAYS SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Closing Date, among Newco, BCI, as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Managing Agent, and the Banks, as amended, supplemented, waived or otherwise modified from time to time.

          "BENEFICIAL OWNER" shall mean a "beneficial owner", as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or any successor provision).

          "BOARD OF DIRECTORS" shall mean the Board of Directors of Buyer.

          "BORROWING BASE" shall mean the sum of the value of certain accounts receivable plus the value of certain inventory, in each case of Newco and its
           ----
Subsidiaries (other than Canadian Buyer and its respective Subsidiaries), that are eligible under the Barclays Senior Credit Agreement (or any extension, refunding, renewal or refinancing thereof) to support Advances made thereunder, provided that, for the purpose of determining the maximum Advances permitted by
--------
the Borrowing Base immediately prior to and immediately after giving effect to a Mixed Asset Sale, any changes pursuant to an amendment, supplement, waiver or other modification to the Barclays Senior Credit Agreement in the method of calculating the Borrowing Base, and in the extent to which a Borrowing Base of a given size and composition supports Advances, that take effect within 10 Business Days prior to the date of such Mixed Asset Sale shall be ignored.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

          "BUYER" shall mean CDW Holding Corporation, a Delaware corporation.

          "C&D FUND" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

          "CD&R" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.

          "CANADIAN BUYER" shall mean CDW Canada Acquisition Inc., an Ontario corporation.

          "CANADIAN DOLLARS" shall mean dollars in the lawful currency of Canada.

          "CANADIAN MORTGAGE DOCUMENTS" shall mean (a) each mortgage of real
                                                    -
property that by its terms secures the performance by the Canadian Buyer of its obligations under the Canadian Notes and (b) the Cash Collateral and Security
                                          -
Agreement dated as of the Closing Date between the Canadian Buyer and Westinghouse Canada Inc.

          "CANADIAN MORTGAGED PROPERTY" shall mean the Mortgaged Premises, as defined in each of the Canadian Mortgage Documents.

          "CANADIAN NOTES" shall mean the "Notes", as defined in the first mortgage note issued on the Closing Date by the Canadian Buyer to Westinghouse Canada Inc.

          "CANADIAN SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Closing Date, among Canadian Buyer, Barclays Bank of Canada, as Administrative Agent, BCI as Collateral Agent, and the financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time.

          "CASH COLLATERAL AGREEMENT" shall mean the Cash Collateral and Security Agreement, dated as of the Closing Date, between Realco and Mortgagee, as amended, supplemented, waived or otherwise modified from time to time.

          "CASH CONSIDERATION" shall mean, in respect of any Restricted Asset Sale, any consideration for such sale or other disposition received in the form of cash.

          "CASH INTEREST EXPENSE" shall mean, with reference to any period, all cash interest charges (including imputed interest on capital lease obligations) paid or accrued by Newco and its Subsidiaries for such period.

          "CHANGE OF CONTROL" shall be deemed to occur at any time that (a)
                                                                         -
prior to the consummation of the Specified Public Offering, CD&R, the C&D Fund, Seller and their respective Affiliates cease to have the power collectively (whether through the ownership of Voting Stock, by contract with one or more holders of Voting Stock, by irrevocable proxy or by provision of the certificate of incorporation of Buyer) to elect a majority of the members of the Board of Directors; (b) after the consummation of the Specified Public Offering, any
            -
Person or group (as described in Section 13d-3 of the Securities Exchange
Act of 1934, as amended), other than either (x) CD&R, the C&D Fund and their
                                             -
respective Affiliates or (y) Seller or any such group of which Seller is a
                          -
member, is or becomes the Beneficial Owner of Voting Stock that represents more than (i) 30% in the aggregate of the total Voting Stock of Buyer then
      -
outstanding and (ii) the total Voting Stock of Buyer of which CD&R, the C&D Fund
                 --
and their respective Affiliates are Beneficial Owners; (c) Buyer is the
                                                        -
Beneficial Owner of less than all the outstanding equity securities of Newco or of Realco; (d) Newco is the Beneficial Owner of less than all the outstanding
            -
equity securities of Realco or the Canadian Buyer; or (e) during any two-year
                                                       -
period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors, was approved by a vote of a majority of the directors of Buyer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors.

          "CHANGE PREPAYMENT DATE" shall have the meaning specified in paragraph 7(b).

          "CLOSING DATE" shall mean February 28, 1994.

          "CLOSING DATE EXCHANGE RATE" Shall mean 0.73995 United States Dollars per Canadian Dollar.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, with reference to any period, the ratio of EBITDA to Fixed Charges for such period.

          "CONSOLIDATED NET INCOME" SHALL mean, with reference to any period, the net income (or deficit) of Newco and its consolidated Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP on a consolidated basis, adjusted, to the extent included in calculating such net income (or deficit), by excluding, without duplication, (i) all extraordinary or
                                                         -
non-recurring gains and losses (less all fees and expenses relating thereto),
(ii) the portion of net income (or deficit) of Newco and its consolidated
 --
Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Newco or one of its consolidated Subsidiaries, (iii) net income (or loss) of any
                                                ---
Person combined with Buyer or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) net gains or losses (less all fees and expenses relating thereto) net of
 --
taxes in respect of dispositions of assets other than in the ordinary course of business, (v) non-cash gains or expenses and charges related to asset write-ups
           -
or write-downs, (vi) the net income of any U.S. Subsidiary of Newco to the
                 --
extent that the declaration of dividends or similar distributions by such Subsidiary of such income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such U.S. Subsidiary or its shareholders, (vii) any non-cash gains or expenses and charges
                                 ---
resulting from any write-up or write-down of assets of Newco or any of its consolidated Subsidiaries in connection with the acquisition by Newco from Seller of certain assets pursuant to the Acquisition Agreement and (viii) the
                                                                    ----
effect of foreign currency transaction adjustments for such period.

          "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization and other non-cash expenses and charges of Newco and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any non-cash expense or charge which requires an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations made pursuant to SFAS No. 106, as amended or modified), including any non-cash expenses and charges resulting from the write-up in book value of inventory of Newco or any of its consolidated Subsidiaries resulting from, and the depreciation and amortization of fixed assets and intangible assets of Newco or any of its consolidated Subsidiaries pertaining to, adjustments required or permitted by Accounting Principles Bulletin Opinion Nos. 16 and 17 in connection with the acquisition by Newco from Seller of certain assets pursuant to the Acquisition Agreement, but excluding any item to the extent an adjustment was taken for such item in accordance with the definition of "Consolidated Net Income."

          "CURRENT EXCHANGE RATE" on any date of determination shall mean the average of the bid/ask spot rates specified on the WRLD screen of Reuters Information Services Inc. at 10:00 a.m., New York City time, on such date, with respect to Canadian Dollars.

          "DEBT" shall mean, as applied to any Person (without duplication):

          (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

          (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

          (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise (other than trade debt incurred for the purchase of goods or of services in the ordinary course of business); and

          (d) any indebtedness of the character referred to in clause (a), (b) or (c) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

          (e) any obligation which is required to be classified and accounted for as a capital lease (a "CAPITAL LEASE") on the face of a balance sheet of such Person prepared in accordance with GAAP (the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP); and

          (f) all obligations of such Person for the reimbursement of any issuer on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations referred to in another clause of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); and

          (g) any indebtedness of any other Person of the character referred to in any of the foregoing clauses of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

          "DISCOUNT" of any Note at any date of determination shall mean the difference between the Face Amount of such Note and the Accreted Value of such Note at such date.

          "EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period, plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) interest expense, (ii)
                                                       -                     --
income taxes, and (iii) Consolidated Non-Cash Charges.
                   ---

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 5 provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCESS RESERVED AMOUNT" shall mean, with respect to any Restricted Asset Sale, an amount equal to the excess, if any, of the initial balance of the Reserved Amount established in respect of such Restricted Asset Sale over the aggregate amount of cash paid by Maker to satisfy the Permitted Liabilities underlying such Reserved Amount (such excess, if any, to be determined at the time the reserves in respect of such Reserved Amount are reversed).

          "FACE AMOUNT" of any Note shall mean (i) prior to the date of any
                                                -
partial prepayment of such Note, the Original Face Amount of such Note, and (ii)
                                                                             --
on and after the date of any partial prepayment of such Note, the Adjusted Face Amount of such Note.

          "FAIR MARKET VALUE" with respect to any Mortgaged Property or Mortgaged Properties to be sold or disposed of in a single Restricted Asset Sale or a series of related

Restricted Asset Sales (a) shall mean the amount agreed between Maker and the
                        -
Majority Holders as the fair market value of such Mortgaged Property or Mortgaged Properties or (b) if such agreement is not reached within ten days of
                         -
notice of the proposed Restricted Asset Sale to each holder of Notes at the time outstanding, shall mean the Appraised Value of such Mortgaged Property or Mortgaged Properties, as determined by an Approved Appraiser selected and compensated by Maker, such determination to be set forth in writing in reasonable detail by such Approved Appraiser and given to Maker and to holders of the Notes at the time outstanding. Notwithstanding the previous sentence, (i)
                                                                              -
Maker shall endeavor in good faith to select the Approved Appraiser for a given transaction on a basis such that the Restricted Asset Sales through the date of such transaction shall be allocated approximately evenly (by number of Restricted Asset Sales and series of related Restricted Asset Sales) among the Approved Appraisers and (ii) in the event of a Major Asset Sale, within five
                         --
Business Days after receipt by the holders of the written appraisal contemplated by the preceding sentence, the Majority Holders may require that a second Approved Appraiser determine the Appraised Value of the Mortgaged Property or Mortgaged Properties being disposed of in such Major Asset Sale, in which event
(A) such holders shall be responsible for the selection and compensation of such
 -
second Approved Appraiser, (B) such second Approved Appraiser shall deliver its
                            -
determination of Appraised Value to Maker on a date not less than five Business Days prior to the scheduled closing date of such Major Asset Sale, such determination to be set forth in writing in reasonable detail by such second approved Appraiser and (C) the Fair Market Value shall be the average of the respective amounts determined as the Appraised Value by the first and second Approved Appraisers.

          "FIXED CHARGES" shall mean, with respect to any period, the sum of the following for Newco and its Subsidiaries on a consolidated basis: (a) all
                                                                    -
Cash Interest Expense for such period, and (b) the pretax equivalent (using as
                                             -
the tax rate Newco's then current effective composite federal, state and local income tax rate) of Preferred Stock dividends of Newco and its Subsidiaries accrued for such period (other than any Preferred Stock dividends payable by a Subsidiary of Newco to Newco or another Subsidiary of Newco).

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States. For the purposes of the definitions of Consolidated Net Income, Consolidated Non-Cash Charges and EBITDA, GAAP shall be determined as in effect on the Closing Date.

          "GUARANTY" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable.

          "INITIAL AMOUNT" of any Note is the amount stated as the Initial Amount on the face of such Note.

          "LEASE" shall mean the Master Lease, dated as of the Closing Date, between Realco and Newco, as amended, supplemented, waived or otherwise modified from time to time.

          "LIEN" shall mean any mortgage, pledge, assignment, hypothecation, security deposit arrangement, encumbrance (statutory or other), charge or other security interest or any preference, priority or other lien, security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "MAJOR ASSET SALE" shall mean any Mixed Asset Sale (or series of related transactions involving one or more Mixed Asset Sales to a single purchaser or group of related purchasers) including (a) a Mortgaged Property or
                                                     -
Mortgaged Properties the Fair Market Value of which exceeds, in the aggregate, $15,000,000 or (b) any of the Mortgaged Properties located in Warrendale,
                -
Pennsylvania or Byhalia, Mississippi, and used by Newco immediately following the Closing Date as a distribution center.

          "MAJORITY HOLDERS" shall mean the holders of at least a majority of the aggregate Face Amount of the Notes at the time outstanding.

          "MAJORITY OWNED" as applied to any Subsidiary of Newco, shall mean a Subsidiary of Newco (a) at least 80% of the outstanding shares of every class of
                     -
stock of which is at the time owned, directly or indirectly, by Newco or by one or more Majority Owned Subsidiaries of Newco or by Newco and one or more Majority Owned Subsidiaries of Newco and (b) the balance of the outstanding
                                          -
shares of every class of stock of which is at the time owned, directly or indirectly, by other Persons that are not Affiliates of the C&D Fund.

          "MAKER" shall have the meaning specified in paragraph 1.

          "MATURITY" with respect to any Note shall mean the earlier of (a)
                                                                         -
Stated Maturity or (b) the date on which (whether by acceleration or prepayment
                    -
or otherwise) all or any part of the Accreted Value of such Note becomes due and payable.

          "MIXED ASSET SALE" shall mean any sale or disposition of a Mortgaged Property or Mortgaged Properties to a Person, if such Person or any of its Affiliates is acquiring other assets from Maker or an Affiliate of Maker in connection with such sale or disposition.

          "MORTGAGE DOCUMENTS" shall mean (a) each mortgage of real property
                                           -
executed by Maker that by its terms secures the performance by Maker of its obligations under the Notes and (b) the Cash Collateral Agreement.
                                 -

          "MORTGAGED PROPERTY" shall mean the Mortgaged Property, as defined in each of the Mortgage Documents.

          "MORTGAGEE" shall mean Seller in its capacity as Mortgagee under the Mortgage Documents and as Collateral Agent under the Cash Collateral Agreement, or any successor Mortgagee or Collateral Agent.

          "NET PROCEEDS" of any Restricted Asset Sale shall mean the proceeds of such Restricted Asset Sale after (a) provision for all income, title, recording
                                  -
or other taxes measured by or resulting from such Restricted Asset Sale, to the extent payable by Maker or any of its Affiliates, after taking into account all available deductions and credits, (b) payment of all reasonable brokerage
                                   -
commissions, reasonable investment banking and legal fees and other reasonable fees and expenses, to the extent payable by Maker or any of its Affiliates, related to such Restricted Asset Sale (other than any such amounts payable to any Affiliate of Maker), and (c) deduction of an amount equal to the initial
                              -
balance of the Reserved Amount, if any, in respect of such Restricted Asset Sale; provided that if the reserves underlying such Reserved Amount are
      --------
reversed, any Excess Reserved Amount with respect to such Restricted Asset Sale shall be added to the Net Proceeds of such Restricted Asset Sale.

          "NET PROCEEDS ALLOCABLE TO PAYEE" shall have the meaning specified in paragraph 6(c)(6).

          "NET WORTH" shall mean, as to any Person at any time, the excess of the total assets over the total liabilities of such Person at such time, determined on a consolidated basis in accordance with GAAP.

          "NEWCO" shall mean CDW Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Buyer.

          "NOTES" shall mean the Guaranteed First Mortgage Notes due February 28, 2001, issued by Maker on the Closing Date in an Original Face Amount of $77,925,440.14, and all securities issued upon transfer or exchange thereof. This Note is one of the Notes.

          "ORIGINAL FACE AMOUNT" of any Note is the amount stated as the Original Face Amount on the face of such Note.

          "PAYEE" shall have the meaning specified in paragraph 1.

          "PERMITTED JUNIOR SECURITIES" shall have the meaning specified in paragraph 6(b)(2).

          "PERMITTED LIABILITY", in respect of any Restricted Asset Sale, shall mean any liability of Maker to the extent (i) arising out of or associated with
                                           -
the assets included in such Restricted Asset Sale and (ii) retained by Maker or
                                                       --
Newco after such Restricted Asset Sale, including, without limitation, any liability relating to environmental matters and any liability for indemnification obligations arising out of such Restricted Asset Sale, but excluding any liability to the extent arising out of any breach by Maker of its obligations under the Notes and the Mortgage Documents.

          "PERMITTED NEWCO DEBT" shall mean (i) any Debt created, incurred or
                                             -
assumed by Newco or the Canadian Buyer pursuant to the Barclays Senior Credit Agreement or the Canadian Senior Credit Agreement, as the case may be, and any extension, refunding, renewal or refinancing thereof (including any refinancing in part) and (ii) Permitted Newco Subordinated Debt, provided that the combined
              --                                     --------
principal amount of the Debt described in the preceding clauses (i) and (ii) shall not exceed (a) $270,000,000 (exclusive of any interest thereon deemed
                  -
added to principal) (any
outstanding Debt denominated in Canadian Dollars to be converted to United States Dollars at the Current Exchange Rate in effect on the date of incurrence of such Debt) plus (b) the amount, if any, by which the aggregate principal
              ----  -
amount of outstanding Permitted Newco Subordinated Debt exceeds $75,000,000.

          "PERMITTED NEWCO SUBORDINATED DEBT" shall mean unsecured subordinated Debt created, incurred or assumed by Newco in an aggregate principal amount not exceeding $100,000,000 (and any extension, refunding, renewal or refinancing thereof, including, without limitation, any unsecured subordinated Debt of Newco issued in exchange for a portion or all of such Permitted Newco Subordinated
Debt); provided that no such subordinated Debt need be subordinated to Newco's
       --------
Guaranty of the Notes; and provided, further, that any principal amount of such
                           --------  -------
Debt in excess of $75,000,000 shall not be "PERMITTED NEWCO SUBORDINATED DEBT" unless originally incurred not later than the earlier of (i) the first
                                                          -
anniversary of the date on which Seller first causes to be delivered to Buyer for inclusion in an offering document and prospectus the balance sheet of the Business (as defined in the Acquisition Agreement) as of December 31, 1991, December 31, 1992, December 31, 1993 and the Closing Date and the statement of income and cash flow of the Business for each year ended each such December 31 and the interim period ended the Closing Date, reported on (in each case) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse, and (ii) the later
                                                                 --
of (A) the first anniversary of the date on which Seller first causes to be
    -
delivered to Buyer for inclusion in an offering document and prospectus the balance sheet of the Business as of December 31, 1992, December 31, 1993 and the Closing Date and the statement of income and cash flow of the Business for each year ended each such December 31 and the interim period ended the Closing Date, reported on (in each case) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse, and (B) May 31, 1996.
                 -

          "PERMITTED NON-CASH CONSIDERATION" shall mean, in respect of any Restricted Asset Sale, any consideration for such Restricted Asset Sale received in the form of notes issued by the purchaser (or an Affiliate thereof) in such Restricted Asset Sale, provided that such notes (a) are secured by a perfected,
                       --------                  -
first priority mortgage lien on the Mortgaged Property or Mortgaged Properties sold in such Restricted Asset Sale, (b) are freely transferable (subject only to
                                     -
compliance with applicable securities laws), (c) have a scheduled maturity date
                                              -
no later than the later of (i) Stated Maturity or (ii) the five-year anniversary
                            -                      --
of the date on which such notes are issued and (d) bear cash interest (i)
                                                -                      -
payable not less often than semiannually and (ii) at a rate not less than the
                                              --
Treasury Yield (determined as of the date on which such notes are issued) plus 250 basis points. The "Treasury Yield" shall be equal to the yield to maturity implied by (i) the Treasury Constant Maturity Series yields reported, for the
            -
latest day for which such yields shall have been so reported as of the Business Day next preceding the date of determination, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Weighted Average Life to Maturity of such Permitted Non-Cash Consideration as of such date of determination or (ii) if such yields shall not be reported as of such
                          --
time or the yields reported as of such time shall not be ascertainable, the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the date of determination, on the display designated as "Page 500" on the Telerate Service for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such Permitted Non-Cash Consideration. Such implied yield shall be determined, if necessary, by (1)
                                                                              -
converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between reported
                                      -
yields. The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

          "PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PREFERRED STOCK" shall mean, as applied to any corporation, shares of capital stock of such corporation which shall be entitled to preference or priority over any other shares of capital stock of such corporation in respect of the payment of dividends or the distribution of assets upon liquidation.

          "PREPAYMENT DATE" shall have the meaning specified in paragraph 7(c).

          "REALCO" shall mean CDW Realco, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Buyer.

          "REGISTER" shall have the meaning specified in paragraph 9(a).

          "REQUIRED MORTGAGE LENDERS" shall mean the holders of at least a majority of the sum of (a) the aggregate Accreted Value of the Notes at the time
                        -
outstanding and (b) the aggregate principal amount (after giving effect to all
                 -
interest accrued prior to the date of determination) of the Canadian Notes at the time outstanding. For the purpose of this definition, Canadian Dollar amounts shall be converted to United States Dollar amounts at the Closing Date Exchange Rate.

          "RESERVED AMOUNT" shall mean, in respect of any Restricted Asset Sale, an amount equal to the initial balance of any Liability Reserve (as defined in the Cash Collateral Agreement) established by Maker, in accordance with GAAP at the time of such Restricted Asset Sale in connection with any Permitted Liabilities in respect of such

Restricted Asset Sale, as adjusted from time to time pursuant to Section 5.03 of the Cash Collateral Agreement.

          "RESPONSIBLE OFFICER" of any Person shall mean any of the following officers of such Person: (a) the chief executive officer or the president of
                           -
such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such
                                                 -
Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to Mortgagee as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person and (c) with respect to
                                                             -
paragraphs 6(a)(5) and 17 and without limiting the foregoing, the general counsel of such Person.

          "RESTRICTED ASSET SALE" shall mean the sale or disposition of any Mortgaged Property or of assets sold in a Mixed Asset Sale, as the case may be, other than in respect of a casualty to or condemnation of any Mortgaged Property.

          "RESTRICTED PAYMENT" shall mean (a) any dividend or other
                                           -
distribution, direct or indirect, on account of any shares of any class of stock of Newco or its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of common stock of Buyer or Newco, (b) any redemption,
                                                             -
retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Newco or its Subsidiaries, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of common stock of Buyer or Newco, and (c) any payment, direct or indirect, of or on account of any
                     -
principal of Subordinated Debt or any redemption, retirement, purchase or other acquisition of Subordinated Debt (except mandatory payments at the scheduled maturity of Subordinated Debt and mandatory scheduled prepayments and fixed sinking fund payments of Subordinated Debt).

          "SELLER" shall mean Westinghouse Electric Corporation, a Pennsylvania corporation.

          "SEMI-ANNUAL ACCRUAL AMOUNT" of any Note with respect to any Semi-Annual Accrual Date shall mean the portion of the Discount (at the immediately preceding Semi-Annual Accrual Date or, in the case of the first Semi-Annual Accrual Date following the Closing Date, at the Closing Date) of such Note equal to the product of (A) the Accrual Rate, multiplied by (B) (1) in the case of the
                   -                                   -   -
Semi-Annual Accrual Amount with respect to the first Semi-Annual Accrual Date following the date of issuance of such Note, the Initial Amount of such Note, or
(2) in the case of each Semi-Annual Accrual Amount with respect to each Semi-
 -
Annual Accrual Date thereafter, the Accreted Value of such Note as of the immediately preceding Semi-Annual Accrual Date after giving effect to any partial prepayment of such Note made on such preceding Semi-Annual Accrual Date, multiplied by (C) a fraction (X) the numerator of which is (1) in the case of
               -              -                             -
the first Semi-Annual Accrual Date following the Closing Date, the number of days (using a 30-day month, 360-day year convention) elapsed during the period from and including the Closing Date to but excluding such first Semi-Annual Accrual Date, or (2) in the case of each Semi-Annual Accrual Amount with respect
                  -
to each Semi-Annual Accrual Date thereafter, 180, and (Y) the denominator of
                                                       -
which is 360.

          "SEMI-ANNUAL ACCRUAL DATE" shall mean each February 28 (or, in any year that is a leap year, February 29) and August 31 from and including August 31, 1994, to and including Maturity.

          "SHORTFALL AMOUNT" shall have the meaning specified in paragraph 6(c)(6).

          "SIGNIFICANT HOLDER" shall mean (a) Seller, so long as Seller shall
                                           -
hold any Note and (b) any other holder of at least 10% of the aggregate Face
                   -
Amount of the Notes from time to time outstanding whether acting for itself or in a trust, agency or other fiduciary capacity.

          "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary of Buyer (other than Newco, Realco and the Canadian Buyer) that owns, directly or indirectly, any shares of any class of stock issued by any of Newco, Realco or the Canadian Buyer or has given any Guaranty of the Notes or the Canadian Notes.

          "SPECIFIED PREPAYMENT" shall mean any prepayment in part of the Notes or the Canadian Notes to the extent not made (i) out of the proceeds of the sale
                                              -
or disposition of any Mortgaged Property, (ii) out of the proceeds from the
                                           --
enforcement of any Mortgage Document or Canadian Mortgage Document, (iii) out of
                                                                     ---
amounts released from the Lien of any Mortgage Document (other than any Excess Reserved Amounts, to the extent that such Excess Reserved Amounts do not constitute Net Proceeds Allocable to Payee) or (iv) otherwise pursuant to any
                                                --
Mortgage Document.

          "SPECIFIED PUBLIC OFFERING" shall mean the consummation of a bona fide public offering of common stock of Buyer (the "Common Stock") pursuant to a registration statement filed under the Securities Act of 1933, as amended, which offering is underwritten by a syndicate of underwriters led by one or more underwriters at least one of which is an underwriter of recognized national standing and which (whether alone or together with any other prior registered offerings) results in (a) an aggregate percentage of the outstanding Common
                       -
Stock (on a fully diluted basis) being held by the public that is greater than the percentage of the outstanding Common Stock (on a fully diluted basis) held by Seller upon, and after giving effect to, the consummation of such offering, and (b) Buyer being subject to the reporting requirements of Section 13 of the
     -
Securities Exchange Act of 1934, as amended, other than by reason solely of
Section 15(d) of the Securities Exchange Act of 1934, as amended.

          "STATED MATURITY" shall mean February 28, 2001.

          "STUB AMOUNT" shall mean, for purposes of calculating the Accreted Value of any Note as of any date of determination that does not coincide with a Semi-Annual Accrual Date, the portion of the Discount (at the immediately preceding Semi-Annual Accrual Date or, in the case of the first Semi-Annual Accrual Date following the Closing Date, at the Closing Date) equal to the product of (A) the Accrual Rate, multiplied by (B) (1) in the case of the Stub
            -                                   -   -
Amount with respect to any date of determination prior to the first Semi-Annual Accrual Date following the date of issuance of such Note, the Initial Amount of such Note, or (2) in the case of any date of determination after such first
               -
Semi-Annual Accrual Date, the Accreted Value of such Note as of the Semi-Annual Accrual Date immediately preceding such date of determination after giving effect to any partial prepayment of such Note made on such preceding Semi-Annual Accrual Date, multiplied by (C) a fraction (X) the numerator of which is the
                             -              -
number of days (using a 30-day month, 360-day year convention) elapsed during the period (1) in the case of the Stub Amount with respect to any date of
            -
determination prior to the first Semi-Annual Accrual Date following the Closing Date, from and including the Closing Date to but excluding such date of determination, or (2) in the case of any Stub Amount with respect to any date of
                   -
determination after such first Semi-Annual Accrual Date, from and including the Semi-Annual Accrual Date immediately preceding such date of determination to but excluding such date of determination, and (Y) the denominator of which is 360.
                                           -

          "SUBORDINATED DEBT" shall mean any Debt of Newco which is subordinated in right of payment to Newco's Guaranty of this Note endorsed hereon.

          "SUBSIDIARY" of any Person shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other man-agers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "UNITED STATES DOLLARS" and "$" shall mean dollars in the lawful currency of the United States of America.

          "VOTING STOCK" shall mean, with respect to any corporation or other entity, any shares of stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WEIGHTED AVERAGE LIFE TO MATURITY" as applied to any Debt at any date, the number of years obtained by dividing (a) the then outstanding
                                                -
principal amount of such Debt into (b) the total of the products obtained by
                                    -
multiplying (i) the amount of each then remaining sinking fund or other required
             -
payments, including payment at final maturity, in respect thereof, by (ii) the
                                                                       --
number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such required payment is to be made.

          "WHOLLY OWNED" as applied to any Subsidiary of a Person, shall mean a Subsidiary of such Person all the outstanding shares (other than shares, if any, required to qualify directors under applicable law) of every class of stock of which is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

3.   RATE OF ACCRUAL

          On each Semi-Annual Accrual Date, a portion of the Discount (at the date of issuance) of this Note equal to the Semi-Annual Accrual Amount of this Note on such Semi-Annual Accrual Date shall accrue and be added to the Accreted Value hereof, and any partial prepayment of this Note made on such Semi-Annual Accrual Date shall be subtracted from the Accreted Value hereof. If it shall be necessary to determine the Accreted Value of this Note as of a date that does not coincide with a Semi-Annual Accrual Date, an additional portion of the Discount (at the date of issuance) of this Note equal to the Stub Amount shall accrue and be added to the Accreted Value hereof for the purpose of such determination.

4.   PAYMENTS

          (a) Maker will pay all sums becoming due on this Note by the method and at the address specified for such purpose in paragraph 4(c) without the presentation or surrender of this Note or, subject to the next sentence, the making of any notation hereon, except that any Note paid or prepaid in full shall be surrendered to Maker as a condition to such payment or prepayment and shall be cancelled and shall not be reissued. Upon any partial prepayment of this Note, Payee shall endorse hereon the amount and date of such partial prepayment, provided that Payee's failure to do so shall not affect Maker's
            --------
obligations under this Note.

          (b) If any amount of Accreted Value of this Note shall not be paid upon any Maturity, Discount on such amount shall cease to accrue, and such amount shall bear interest (to the extent permitted by applicable law), payable on demand, from such Maturity to the date such amount of Accreted Value is paid in full, at a rate equal to 9% per annum, compounded semi-annually and calculated on the basis of a 30-day month, 360-day year convention.

          (c) All cash payments due hereunder shall be made by wire transfer of immediately available funds prior to noon, New York City time, on the due date for payment thereof to such bank account as shall be designated by Payee to Maker in writing at least five Business Days prior to the due date for such payment. For so long as Seller is Payee, such account shall be the account of Westinghouse Electric Corporation, Mellon Bank, Pittsburgh, Pennsylvania, Account no. 000-6082, ABA no. 043-000-261, unless a different account shall be designated by Payee. Any cash payment due hereunder on a day that is not a Business Day shall be made on the first Business Day following the due date for such payment.

          (d) As hereinafter provided, Maker shall have the right to prepay this Note in full at any time or in part on any Semi-Annual Accrual Date without, in either case, penalty.

5.   EVENTS OF DEFAULT AND REMEDIES

          Upon the occurrence of an Event of Default (as hereinafter defined), the entire Accreted Value of this Note shall, automatically, in the case of any Event of Default with respect to Buyer, Newco, Realco or the Canadian Buyer described in subdivision (e) or (f) of this paragraph 5 (other than such an Event of Default described in clause (i) of subdivision (e) or described in clause (vi) of subdivision (e) by virtue of reference in such clause (vi) to such clause (i)), or by written notice of the Required Mortgage Lenders delivered to Maker, in the case of any other Event of Default, become immediately due and payable.

          The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) Maker shall fail to pay any amount of Accreted Value of any Note when the same becomes due and payable, or the Canadian Buyer shall fail to pay any principal amount on any Canadian Note when the same becomes due and payable; or

          (b) any of Maker, Newco or the Canadian Buyer, respectively, shall fail to perform or observe any term, covenant or agreement to be performed or observed by it that is contained in any Note, any Canadian Note, any Mortgage Document or any Canadian Mortgage Document (other than any failure referred to in subdivision (a) above), and any such failure shall remain unremedied for forty-five (45) days after written notice thereof shall have been given to Maker by Mortgagee or to the Canadian Buyer by the "Mortgagee" (as defined in the Canadian Notes), as applicable; or

          (c) Maker or any of its Affiliates shall default (as principal or guarantor or surety) in the payment of any principal payable at final maturity under any Permitted Newco Debt or in the payment of principal payable under any Permitted Newco Debt in a principal amount of greater than $35,000,000, and in each case such default shall continue unremedied for a period of more than 90 days and shall not have been waived pursuant to the applicable Permitted Newco Debt; or

          (d) any amounts outstanding in respect of any Debt described in clause (i) of the definition of "Permitted Newco Debt" (whether or not such Debt also constitutes Permitted Newco Subordinated Debt) shall be declared, or shall have automatically become, immediately due and payable or all commitments with respect to revolving debt under any such Debt shall be terminated, in either case as a result of an "Event of Default" or an event of default under such Debt; or

          (e) any of Buyer, Newco, Realco, the Canadian Buyer or any Significant Subsidiary shall (i) be generally not paying its debts as they
                                   -
     become due, (ii) file, or consent by answer or otherwise to the filing
                  --
     against it of, a petition for relief or reorga-
     nization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors,
                    ---
     (iv) consent to the appointment of a custodian, receiver, trustee or other
      --
     officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or (vi) take
                                        -                               --
     corporate action for the purpose of any of the foregoing; or

          (f) a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to any of Buyer, Newco, Realco, the Canadian Buyer or any Significant Subsidiary or with respect to any substantial part of its property (other than any such order consented to by Buyer, Newco, Realco, the Canadian Buyer or such Significant Subsidiary, as applicable), or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any of Buyer, Newco, Realco, the Canadian Buyer or any Significant Subsidiary or any petition for any such relief shall be filed against any of Buyer, Newco, Realco, the Canadian Buyer or any Significant Subsidiary and such petition shall not be dismissed within sixty (60) days.

          Presentment, demand, protest and notice of dishonor are hereby waived by Maker.

6.   COVENANTS

          (a)  Affirmative Covenants of Newco -- Newco covenants and agrees
               ------------------------------
that, so long as this Note shall remain
unpaid, Newco will perform and observe each and all of the covenants set forth below:

          (1)  Delivery of Information -- Newco covenants that it will deliver
               -----------------------
     to each Significant Holder and to Mortgagee:

               (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year of Newco, beginning with the second fiscal quarter of 1994 and thereafter, a copy of the unaudited consolidated and consolidating balance sheet of Newco and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, changes in common stockholders' equity and cash flows of Newco and its consolidated Subsidiaries for such quarter, in each case setting forth in comparative form, for the second fiscal quarter of 1995 and thereafter, figures for the corresponding period in the preceding fiscal year, certified by a Responsible Officer of Newco as being fairly stated in all material respects in conformity with GAAP and as being prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein, and subject to normal year-end audit and other adjustments and except for the absence of notes);

               (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year of Newco, a copy of the consolidated and consolidating balance sheet of Newco and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations, changes in common stockholders' equity and cash flows of

          Newco and its consolidated Subsidiaries for such year, in each case setting forth in comparative form, for the 1996 fiscal year and thereafter, corresponding figures from the preceding fiscal year, with such consolidated financial statements reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent public accountants of recognized national standing selected by Newco and with such consolidating financial statements certified by a Responsible Officer of Newco as being fairly stated in all material respects in conformity with GAAP and as being prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

               (iii) with reasonable promptness and in any event within five Business Days of the date thereof, all notices of default and periodic compliance certificates delivered pursuant to any Permitted Newco Debt, provided, however, that Newco shall not be required
                      --------
          pursuant to this clause (iii) to deliver to any Significant Holder the certificate delivered to the Banks under the Barclays Senior Credit Agreement or to the financial institutions party to the Canadian Senior Credit Agreement (or any extension, refunding, renewal or refinancing thereof) analyzing the Borrowing Base;

               (iv) as soon as practicable and in any event within 45 days of the execution thereof by all necessary parties, copies of any amendment, supplement, waiver or modification to the Permitted Newco Debt; and

               (v) with reasonable promptness, such other information and financial data as such Significant Holder may reasonably request.

     Together with each delivery of financial statements required by clauses
     (i) and (ii) above, Newco will deliver to each Significant Holder and to Mortgagee a report certified by a Responsible Officer of Newco (A)
                                                                     -
     demonstrating (with computations in reasonable detail, to the extent relevant) compliance by Newco with the provisions of paragraph 6(b), (B)
                                                                           -
     containing a statement of the aggregate Shortfall Amount, if any, as of the last day of such fiscal period and any adjustments to such aggregate Shortfall Amount required by clause (a)(C) of paragraph 6(c)(6) and (C)
                                                                          -
     stating that there exists no continuing Default, or, if any continuing Default exists, specifying the nature and period of existence thereof and, if determined, stating what action Newco proposes to take or is taking with respect thereto (except any proposed action which may be reasonably subject to the attorney-client privilege between Newco and its attorneys to the extent such proposed actions relate to litigation or threatened litigation). In addition, with respect to any Restricted Asset Sale in respect of which any Net Proceeds Allocable to Payee or Reserved Amounts were held by Mortgagee pursuant to the Cash Collateral Agreement during the period covered by the financial statements accompanying such report certified by such Responsible Officer, such report shall set forth with respect to each such Restricted Asset Sale (a) the date of such Restricted
                                                 -
     Asset Sale, (b) if such Restricted Asset Sale occurred during such fiscal
                  -
     period, the terms of such Restricted Asset Sale in sufficient detail to demonstrate compliance by Maker with the provisions of paragraph 6(c)(6),
     (c) the aggregate amount of Net Proceeds Allocable
      -
     to Payee applied to purchase a Mortgaged Property or Mortgaged Properties during such fiscal period, if any, (e) the aggregate amount of such Net
                                         -
     Proceeds Allocable to Payee applied to any partial prepayment of the Notes during such fiscal period, if any, (f) the remaining balance of any
                                         -
     Reserved Amount in respect of such Restricted Asset Sale as of the end of such fiscal period, if any, (g) the aggregate amount of the initial balance
                                  -
     of such Reserved Amount applied to the payment of the Permitted Liabilities associated with such Reserved Amount during such fiscal period, if any, and
     (h) the aggregate amount of such Reserved Amount constituting an Excess
      -
     Reserved Amount during such fiscal period, if any, and the application of such Excess Reserved Amount.

          (2)  Corporate Existence, etc. -- Newco covenants that it will (i) at
               -------------------------                                  -
     all times preserve and keep in full force and effect the corporate existence of each of Newco, Realco and the Canadian Buyer, (ii) at all
                                                                 --
     times preserve and keep in full force and effect any rights and franchises of it and its Subsidiaries with respect to which the failure to do so would have a material adverse effect on the business, operations, results of operations, condition (financial or otherwise), assets or liabilities of Buyer and its Subsidiaries, taken as a whole, and (iii) qualify Newco,
                                                        ---
     Realco and the Canadian Buyer to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, operations, results of operations, condition (financial or otherwise), assets or liabilities of Buyer and its Subsidiaries, taken as a whole.

          (3)  Statement of Accreted Value and Face Amount -- Together with each
               -------------------------------------------
     delivery of financial statements required by subparagraph (1) above, Newco will provide to Payee a statement of the aggregate Accreted Value and the aggregate Face Amount of all Notes then outstanding and the Accreted Value and the Face Amount of this Note.

          (4)  Conduct of Business -- Newco will continue to conduct directly
               -------------------
     (and not through any of its Subsidiaries) the lines of business conducted by Newco immediately after the Closing Date (including the direct ownership of the assets used to conduct such business), provided that Newco shall not
                                                   --------
     be required to continue to conduct such business (or to own such assets) itself if any Subsidiary that conducts any portion of such business (or owns any such assets) executes a Guaranty of the Notes substantially in the form of the Guaranty endorsed hereon, and provided further that nothing in
                                               -------- -------
     this paragraph 6(a)(4) shall prohibit Newco from engaging in new lines of business (whether acquired from third parties or developed by Newco or any of its Subsidiaries), whether directly or through a Subsidiary of Newco.

          (5)  Events of Default.  Within five Business Days of a Responsible
               -----------------
     Officer of Newco becoming aware of any Event of Default, Newco will deliver to Payee a notice describing such Event of Default, its status and what action Newco is taking or proposes to take with respect thereto.

          (b)  Negative Covenants of Newco -- So long as this Note shall remain
               ---------------------------
unpaid, Newco covenants and agrees that it will not, except with the prior written consent of the Required Mortgage Lenders:

          (1)  Limitation on Debt -- Create, incur, assume or suffer to exist
               ------------------
     any Debt, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except that:

               (a) Newco or any Subsidiary of Newco may become and remain liable with respect to the Debt evidenced by the Notes, the Canadian Notes or any accrued rentals, and/or securities issuable by Newco to Realco evidencing such accrued rentals, pursuant to the Lease;

               (b) Newco or any Subsidiary of Newco may become and remain liable with respect to Permitted Newco Debt;

               (c) Newco or any Subsidiary of Newco may become and remain liable with respect to Debt in addition to that otherwise permitted by this paragraph 6(b)(1) that consists of:

               (A) Debt of Newco or any Subsidiary of Newco incurred to finance the acquisition of fixed or capital assets in an aggregate principal amount not exceeding in the aggregate as to Newco and its Subsidiaries $15,000,000 at any one time outstanding;

               (B) Debt of Newco or any Subsidiary of Newco incurred to finance the purchase price of any acquisition (other than an acquisition of fixed or capital assets), provided that (i)
                                                             --------       -
                    all such Debt does not in the aggregate exceed $15,000,000 at any one time outstanding and (ii) immediately after
                                                     --
                    giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;

               (C) obligations of Newco or any Subsidiary of Newco under any interest rate or currency hedging agreements relating to Debt otherwise permitted by the Notes, provided that the
                                                           --------
                    purpose for which each such hedging agreement is entered into (as determined by Newco or such

                    Subsidiary in good faith) is reasonable in the relation to the conduct of the business of Newco and its Subsidiaries; and

               (D) to the extent that any Guaranty by Newco or any Subsidiary of Newco constitutes Debt, such Debt;

               (d) Newco or any Subsidiary of Newco may become and remain liable with respect to Debt in addition to that otherwise permitted by this paragraph 6(b)(1) in an aggregate principal amount (taking into account all outstanding Debt with respect to which Newco or any of its Subsidiaries remains liable in reliance on this clause (d)) not to exceed $25,000,000; and

               (e) Newco or any Subsidiary of Newco may become and remain liable with respect to Debt in addition to that otherwise permitted by this paragraph 6(b)(1), provided that, on the date Newco or such
                                  --------
          Subsidiary becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent incurrence or retirement of any other Debt, the Consolidated Fixed Charge Coverage Ratio for the most recent period of four consecutive fiscal quarters ended prior to such date for which consolidated financial statements are available (determined giving pro forma effect to such transactions as though (x) all such Debt so incurred, as well as any
                                  -
          other Debt incurred in reliance upon this clause (e) since the beginning of such four quarter period, had been incurred at the beginning of such four quarter period, (y) any such Debt so retired
                                                  -
          had been retired at the beginning of such four-quarter period, and
          (z) any acquisitions and divestitures consummated during such four-
           -
          quarter period had been consummated at
          the beginning of such period) shall not be less than (i) 1.25 to 1.0,
                                                                -
          in the event such additional Debt is created, incurred or assumed on or prior to the fourth anniversary of the Closing Date, and (ii) 1.75
                                                                       --
          to 1.0, in the event that such additional Debt is created, incurred or assumed thereafter.

     For purposes of clauses (c) and (d) of this paragraph 6(b)(1), the United States Dollar equivalent of any outstanding Debt denominated in Canadian Dollars shall be determined on the basis of the Current Exchange Rate in effect on the date of incurrence thereof.

          (2)  Restricted Payments -- Make any Restricted Payment, or permit any
               -------------------
     of its Subsidiaries to make any Restricted Payment (other than any Restricted Payments described in the following proviso), unless, immediately before and after giving effect to any such proposed action:

               (a) no condition or event shall exist which constitutes an Event of Default; and

               (b) Newco could incur at least $1 of additional Debt pursuant to clause (e) of paragraph 6(b)(1); and

               (c) the aggregate amount of all sums included in all Restricted Payments declared, ordered, paid, made or set apart by Newco or any Subsidiary of Newco (other than any Restricted Payments made to Newco or any of its Subsidiaries) during the period after the Closing Date to and including the date of such proposed action shall not exceed the sum of:

               (A) 60% (but, in the case of a deficit, 100%) of Consolidated Net Income for such period (treated as a single accounting period); plus

               (B)  the aggregate amount of (i) net cash proceeds received by
                                             -
                    Newco during such period from the sales of its equity
                    securities which are not required to be redeemed, repurchased or otherwise retired, and are not redeemable or subject to any repurchase or retirement requirement at the option of the holder thereof prior to Stated Maturity and
                    (ii) all other capital contributions made to Newco; plus
                     --

               (C)  $15,000,000;

          provided that, without regard to the foregoing restrictions, Newco
          --------
          shall be permitted to make Restricted Payments as follows:

               (A) Newco may pay cash dividends to Buyer in an amount sufficient to allow Buyer to pay expenses incurred in the ordinary course of business;

               (B) Newco may pay cash dividends to Buyer in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Buyer in connection with (i) registration, public offerings and
                                        -
                    exchange listing of equity or debt securities of Buyer and maintenance of the same, (ii) compliance with reporting
                                              --
                    obligations under federal or state laws or under the Notes or any Debt permitted by the Notes and (iii) indemnification
                                                            ---
                    and reimbursement of directors, officers and employees of Buyer in respect of liabilities relating to their serving in any such capacity;

               (C) Newco may pay cash dividends to Buyer in amounts sufficient to pay tax liabilities of Buyer which are paid in cash by Buyer to any taxing authority;

               (D) Newco may pay cash dividends to Buyer in an amount sufficient to allow Buyer to repurchase, and any Subsidiary of Newco (other than Realco, the Canadian Buyer or any of the Canadian Buyer's Subsidiaries) may repurchase, shares of its common stock or options in respect thereof transferred pursuant to certain stock subscription or stock option agreements which may be entered into between Buyer, Newco or such Subsidiary and the purchasers of such stock or options; provided that the aggregate amount of all such cash
                    --------
                    dividends paid to Buyer and all amounts paid in respect of such repurchases by such Subsidiaries shall not exceed at any time the sum of (i) (A) $5,000,000 in the aggregate
                                         -   -
                    prior to December 31, 1996, and (B) $7,000,000 in the
                                                     -
                    aggregate thereafter, plus (ii) in each case (but only after
                                          ----  --
                    receipt by Buyer of not less than $5,000,000 pursuant to a capital contribution or from the proceeds of the sale or issuance of its equity securities and contribution by Buyer of such amount in cash to Newco) the amount of all cash capital contributions (other than those referred to in the immediately preceding parenthetical) made by Buyer to Newco from the proceeds of, and all amounts received by any

                    Subsidiary of Newco in respect of, sales of its common stock (or options, warrants or other rights to purchase its common stock) pursuant to certain stock subscription or stock option agreements which may be entered into between Buyer, Newco or such Subsidiary and the purchasers of such stock or options;

               (E) Newco may pay cash dividends to Buyer in an amount sufficient to allow Buyer to pay all fees and expenses incurred by it in connection with the Acquisition Agreement or the transactions contemplated thereby or related thereto, provided that the aggregate amount of all such cash
                    --------
                    dividends, when aggregated with all amounts paid by Newco or any of its Subsidiaries pursuant to clause (b)(iii) of the proviso to subparagraph 6(b)(3), shall not exceed $30,000,000;

               (F) any Subsidiary of Newco may make Restricted Payments to Newco or any other Subsidiary of Newco; and

               (G) Newco may pay a dividend or make a distribution to or on behalf of Buyer in an amount not to exceed the Newco Cash Amount (as such term is defined in the Acquisition Agreement), provided that such dividend or distribution is
                                --------
                    paid or made no earlier than the date on which the Newco Cash Amount is due and payable pursuant to the Acquisition Agreement;

          and provided further that Newco may redeem Subordinated Debt with the
              -------- -------
          proceeds from the issuance of new Subordinated Debt on subordination terms reasonably satisfactory to the Majority

          Holders ("PERMITTED JUNIOR SECURITIES") so long as such Permitted Junior Securities have a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes at the time of the issuance of such Permitted Junior Securities.

          (3)  Transactions with Affiliates -- Directly or indirectly engage in
               ----------------------------
     any transaction with any Affiliate, or permit any of its Subsidiaries to do so, except on terms that are not less favorable to Newco or such Subsidiary, as the case may be, than those which would be obtained in an arm's length transaction at the time from Persons which are not Affiliates and, in the case of any such transaction having a value or involving an amount in excess of $1,000,000, unless such transaction has been approved by a majority vote of disinterested directors on the Newco Board of Directors, provided that the foregoing restrictions shall not apply to (a)
                --------                                                     -
     any transaction between Newco and any of its Majority Owned Subsidiaries or between one such Majority Owned Subsidiary and another such Majority Owned Subsidiary or (b) any of the following:
                          -

          (i) any consulting, management or employment agreement or other compensation arrangement between Newco or any of its Subsidiaries and a director, officer or employee of Newco, Buyer or any of their respective Subsidiaries that provides for annual aggregate base compensation not in excess of $1,000,000 per annum for any such director, officer or employee;

          (ii) an agreement between Newco or any of its Subsidiaries and CD&R for the rendering of management consulting or financial advisory services to Newco or any of its Subsidiaries for compensation not to exceed in the aggregate $500,000 per year plus reasonable out-of-pocket expenses;

          (iii) the payment of transaction expenses in connection with the Acquisition Agreement and the transactions contemplated thereby and related thereto, provided that such transaction expenses,
                                      --------
                 including all Restricted Payments paid to Buyer to enable it to pay such transaction expenses, do not exceed $30,000,000 in the aggregate;

          (iv) an indemnification and contribution agreement by Newco or any of its Subsidiaries in favor of CD&R, C&D Fund IV, the Affiliates thereof and each person who becomes a director, officer, agent or employee of Buyer, Newco or any of their respective Subsidiaries, in respect of liabilities (A) arising
                                                                     -
                 under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or otherwise, in connection with any offering of securities by Buyer, Newco or any of their respective Subsidiaries, (B) incurred to third parties for any action or
                                -
                 failure to act of Buyer, Newco or any of their respective Subsidiaries, predecessors or successors, (C) arising out of
                                                            -
                 the performance by CD&R of management consulting or financial advisory services provided to Buyer, Newco or any of their respective Subsidiaries, (D) arising out of the fact that any
                                           -
                 indemnitee was or is a director, officer, agent or employee of Buyer, Newco or any of their respective Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to
                                                                     -
                 the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Buyer, Newco or any of their respective Subsidiaries;

          (v) any agreements or commitments between Newco or any of its Subsidiaries and any Affiliate thereof existing on the Closing Date;

          (vi) any Guaranty in connection with up to an aggregate principal amount of $8,000,000 of Debt outstanding at any one time incurred by directors, officers, employees, managers or consultants of or to Buyer, Newco or any of their respective Subsidiaries in connection with any stock subscription or stock purchase agreement for the issuance thereto of common stock of Buyer or any Subsidiary thereof (except for Newco, Realco, the Canadian Buyer or any Subsidiary of Canadian Buyer) or options, warrants or other rights in respect of such common stock, and any refinancings, refundings, extensions or renewals thereof;

          (vii) Guaranties in respect of indemnification and contribution agreements in favor of CD&R, the C&D Fund, Affiliates thereof and each Person who becomes a director of Buyer, Newco or any of their Subsidiaries in respect of liabilities (i) arising
                                                                  -
                 under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or otherwise in connection with any offering of securities by Buyer, Newco or any of their Subsidiaries, (ii)
                                                                           --
                 incurred to third parties for any action or failure to act of Buyer, Newco or any of their Subsidiaries or successors, (iii)
                                                                           ---
                 to

                 Persons which are not Affiliates, arising out of the performance by CD&R or management consulting or financial advisory services to Buyer, Newco or any of their Subsidiaries,
                 (iv) arising out of the fact that any indemnitee was or is a
                  --
                 director of Buyer, Newco or any of their Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (v) to
                                                                           -
                 the fullest extent permitted by Delaware law, arising out of any breach or alleged breach by such an indemnitee of his or her fiduciary duty as a director of Buyer, Newco or any of their Subsidiaries;

          (viii) any loan or advance to officers, directors or employees of Newco or any of its Subsidiaries (A) in the ordinary course of
                                                   -
                 business for travel and entertainment expenses, (B) existing on
                                                                  -
                 the Closing Date, (C) made after the Closing Date for
                                    -
                 relocation expenses, not to exceed (as to Newco and all of its Subsidiaries) $5,000,000 in the aggregate outstanding at any one time, and (D) relating to indemnification or reimbursement
                                -
                 of any officers, directors or employees of Buyer or any of its Subsidiaries in respect of liabilities relating to their serving in any such capacity.

          (4)    Consolidation, Merger, Sale of Assets, etc. -- Consolidate with
                 -------------------------------------------
     or merge with or into any Person, or convey, transfer or lease substantially all of its assets to any Person, or permit any of its Subsidiaries to do any of the foregoing, unless the following conditions are satisfied:

               (a) except in the case of a merger in which Newco or such Subsidiary is the surviving corporation, the entity formed by such consolidation or into which Newco or such Subsidiary is merged, or the Person that acquires by conveyance, transfer or lease substantially all of the assets of Newco or such Subsidiary, shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia (or, if such Subsidiary was organized and existing under the laws of another country or any political subdivision thereof, shall be a corporation organized and existing under the laws of such other country or any political subdivision thereof), and shall execute and deliver to Payee an agreement, in form and substance satisfactory to the Required Mortgage Lenders, containing an assumption by such successor Person of the due and punctual performance and observance of each obligation, covenant and condition of Newco or such Subsidiary, as the case may be, under this Note (including the Guaranty endorsed hereon or other Guaranty hereof) and the Mortgage Documents and, in the case of Newco or Realco, under their respective Guaranties of the Canadian Notes;

               (b) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c)  immediately after giving effect to such transaction (i) the
                                                                         -
          Net Worth of Newco (or, in the case of a consolidation or merger involving Newco or the conveyance, transfer or lease of substantially all of Newco's assets to any Person, the Net Worth of the
          Person formed by such consolida-
          tion or with or into which Newco is merged, or of the Person that acquired by conveyance, transfer or lease substantially all of the assets of Newco) shall not be less than 100% of the Net Worth of Newco prior to such consolidation, merger, conveyance, transfer or lease and (ii) Newco (or, in the case of a consolidation or merger involving
               --
          Newco or the conveyance, transfer or lease of substantially all of Newco's assets to any Person, the Person referred to in the parenthetical in clause (i) above) could incur at least $1 of additional Debt in compliance with clause (e) of paragraph 6(b)(1).

          (5)  Lease -- Amend, modify or waive any provision of section 22 of
               -----
     the Lease.

          (c)  Covenants of Maker.  Maker covenants and agrees that, so long as
               ------------------
this Note shall remain unpaid, Maker will perform and observe each and all of the covenants set forth in clause (1) below and Maker will not, except with the prior written consent of the Required Mortgage Lenders, take any action prohibited by the covenants set forth in clauses (2), (3), (4), (5) and (6) below:

          (1)  Payment of Accreted Value.  Maker will duly and punctually pay or
               -------------------------
     cause to be paid the Accreted Value of the Notes in accordance with the terms of the Notes.

          (2)  Covenants of Newco.  Maker will not take, suffer to be taken or
               ------------------
     omit to take any action the effect of which is or would be to cause Newco or any of its Subsidiaries to violate any of the covenants with respect thereto set forth herein.

          (3)  Incurrence of Debt.  Maker will not incur any Debt, other than
               ------------------
     the Debt evidenced by the Notes and Maker's Guaranty of the Canadian Notes (regardless of whether Maker would be permitted to incur Debt pursuant to paragraph 6(b)(1)).

          (4)  Business of Maker.  Maker will not engage in any trade or
               -----------------
     business other than the owning of real property located in the United States and the leasing of such real property to Newco, Maker's Guaranty of the Canadian Notes and the transactions contemplated hereby and by the Mortgage Documents.

          (5)  Incurrence of Liabilities.  Maker will not incur any material
               -------------------------
     liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, other than (i) under the Notes
                                                             -
     and Maker's Guaranty of the Canadian Notes, the Mortgage Documents and the Lease, (ii) liabilities, if any, arising out of Maker's acknowledgment and
             --
     consent as issuer of the stock pledged by Newco under the Stock Pledge Agreement, dated as of the Closing Date, (iii) liabilities arising under
                                               ---
     contracts for the purchase or sale of Mortgaged Property and (iv)
                                                                   --
     liabilities arising out of Maker's ownership or leasing to Newco of Mortgaged Property.

          (6)  Sale of Mortgaged Properties.  Maker will not make or permit any
               ----------------------------
     Restricted Asset Sale unless the following conditions have been satisfied:

               (a) such Restricted Asset Sale is to a Person who is not an Affiliate of Maker and (i) if such Restricted Asset Sale does not
                                  -
          constitute a Mixed Asset Sale, an amount equal to at least 75% of the Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) is in the form of Cash Consideration and the balance of such Net Proceeds Allocable to Payee is in the form of Permitted Non-Cash Consideration; or (ii) if such Restricted Asset
                                                --
          Sale constitutes a Mixed Asset Sale:

          (A) if any amount of Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) is in a form other than Cash Consideration, such amount of Net Proceeds Allocable to Payee is in the form of Permitted Non-Cash Consideration in an amount not exceeding 25% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale and the balance of such Net Proceeds Allocable to Payee is in the form of Cash Consideration;

          (B) if such Restricted Asset Sale constitutes a Major Asset Sale, the amount of the Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset sale) is at least 75% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale;

          (C) after giving effect to such Restricted Asset Sale, the aggregate Shortfall Amount for all Mixed Asset Sales to the date of determination does not exceed $8,000,000 (reduced by the aggregate "Shortfall Amount" under paragraph 6(3) of the Canadian Notes to the date of determination, such "Shortfall Amount" to be converted into United States Dollars at the Closing Date Exchange Rate, and increased by the aggregate amount of any Specified Prepayments made on or prior to the date of determination);

          (D) not less than 30 days prior to the closing date of such Restricted Asset Sale (45 days if such Restricted Asset Sale would constitute a Major Asset Sale), Maker delivers to Payee written notice of such Restricted Asset Sale; and

          (E) not less than five Business Days prior to the closing date of such Restricted Asset Sale (30 days if such Restricted Asset Sale would constitute a Major Asset Sale), Maker delivers to Payee any written appraisal required by clause (b) of the first sentence of the definition of "Fair Market Value" in paragraph 2; and

               (b)  (i) all Cash Consideration constituting Net Proceeds
                     -
          Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) in respect of such Restricted Asset Sale is immediately paid over by Maker to Mortgagee and held and applied pursuant to the Cash Collateral Agreement, (ii) any Permitted Non-Cash
                                                      --
          Consideration (and related security documentation) constituting Net Proceeds Allocable to Payee in respect of such Restricted Asset Sale is immediately delivered by Maker to Mortgagee and held and applied pursuant to the Cash Collateral Agreement and (iii) the initial
                                                         ---
          balance of the Reserved Amount, if any, in respect of such Restricted Asset Sale (A) in the case of any Mixed Asset Sale in respect of which
                      -
          the Shortfall Amount is equal to zero, is immediately paid over by Maker to Newco and (B) in the case of any other Restricted Asset Sale,
                              -
          is immediately paid over by Maker to Mortgagee and held and applied pursuant to the Cash Collateral Agreement.

          For purposes of the foregoing, (x) "NET PROCEEDS ALLOCABLE TO PAYEE"
                                          -
shall mean (1) in respect of a Restricted Asset Sale which does not constitute a
            -
Mixed Asset Sale, all the Net Proceeds of such Restricted Asset Sale or (2) in
                                                                         -
respect of a Restricted Asset Sale that constitutes a Mixed Asset Sale, the Net Proceeds of such

Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale) remaining (not to exceed 100% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale, it being understood that any amounts of Net Proceeds of such Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale) in excess of such Fair Market Value shall be available for the account of Maker or, if held or received by Mortgagee in the form of cash or cash equivalents under the Cash Collateral Agreement, released to Maker within two Business Days of receipt) after a portion of the Cash Consideration is retained by or on behalf of Newco or is applied to reduce the outstanding Advances (such portion to be limited to the excess, if any, of the maximum Advances permitted by the Borrowing Base immediately prior to such Mixed Asset Sale over the maximum Advances permitted by the Borrowing Base immediately after giving effect to such Mixed Asset Sale), (y) "SHORTFALL AMOUNT" shall mean, in
                                          -
respect of each Restricted Asset Sale which constitutes a Mixed Asset Sale, the amount (if any) by which the Net Proceeds Allocable to Payee in respect of such Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale to the extent such Excess Reserved Amount increases the amount of such Net Proceeds Allocable to Payee) is less than the Fair Market Value of the Mortgaged Property or Mortgaged Properties included in such Mixed Asset Sale, and (z) the amount of any Net Proceeds Allocable to Payee
                 -
consisting of Permitted Non-Cash Consideration shall be deemed to be equal to the aggregate principal amount of such Permitted Non-Cash Consideration.

7.   PREPAYMENTS

          (a)  Optional Prepayment.  Maker may, at its option, upon notice,
               -------------------
prepay at any time or from time to time all or any part of the Accreted Value of the Notes without premium or penalty, provided that any partial prepayment of
                                      --------
the Accreted Value of the Notes may not be made on any date other than a Semi-Annual Accrual Date.

          (b)  Contingent Prepayment Upon Change of Control. In the event of a
               --------------------------------------------
Change of Control, Maker will, not less than 30 days prior to such Change of Control (or, if none of Buyer, Newco or Maker is aware of such Change of Control until later than 30 days prior thereto, not less than five Business Days after Buyer, Newco or Maker becomes aware of such Change of Control), give written notice of such condition to Payee and Mortgagee by registered mail. Such notice shall contain a written irrevocable offer by Maker to prepay, in whole or in part, by a date (the "CHANGE PREPAYMENT DATE") specified in such notice (which date shall not be less than 30 days and not more than 60 days after the date of such notice), this Note, provided, that if Payee elects to require a
                                 --------
partial prepayment only, the Change Prepayment Date (if not a Semi-Annual Accrual Date) shall be the first Semi-Annual Accrual Date after Maker's notice is given (or, if Maker's notice is given less than 30 days before the first Semi-Annual Accrual Date thereafter, the Change Prepayment Date shall be the second Semi-Annual Accrual Date after Maker's notice is given). Such offered prepayment shall be made on the Change Prepayment Date at the Accreted Value of this Note (or the portion of such Accreted Value elected by Payee to be prepaid, if Payee elects to require prepayment of less than all of such Accreted Value) without premium or penalty, calculated as of the date fixed for such prepayment, upon acceptance of such offer by Payee mailed to Maker within 10 Business Days after receipt of such notice by Payee, such acceptance to specify the portion of the Accreted Value of this Note to be prepaid and, if this Note is to be prepaid in full, to be accompanied by this Note endorsed in favor of Maker or accompanied by duly executed instruments of transfer. In the event of a prepayment of this Note in part pursuant to this paragraph 7(b), (x) Maker shall
                                                                  -
not be obliged to prepay this Note unless Payee shall have delivered to Maker this Note endorsed in favor of Maker or accompanied by duly executed instruments of transfer, and (y) following the Change Prepayment Date, Maker at its expense
                  -
(except for transfer taxes, if any) (i) will execute and deliver in exchange
                                     -
herefor a new Note or Notes and (ii) will cause
                                 --

Buyer and Newco to endorse thereon the related Guaranty. Such new Note or Notes shall (A) have in the aggregate an Initial Amount equal to the Accreted Value of
       -
the surrendered Note (determined as of the Change Prepayment Date) after giving effect to such partial prepayment, (B) have in each case an Initial Amount of at
                                    -
least $100,000, as requested by the holder or transferee, (C) have in the
                                                           -
aggregate an Original Face Amount equal to the Face Amount of the surrendered Note (determined as of the Change Prepayment Date) after giving effect to such partial prepayment, (D) have in each case an Original Face Amount equal to the
                     -
Face Amount of the surrendered Note after giving effect to such partial prepayment multiplied by a fraction, the numerator of which is the portion of the Accreted Value of the surrendered Note specified by such holder to be allocated to the Initial Amount of such Note and the denominator of which is the Accreted Value of the surrendered Note (determined as of the Change Prepayment
Date) after giving effect to such partial prepayment, (E) be registered in each
                                                       -
case in such names as such holder or transferee may request, and (F) be dated as
                                                                  -
of the Change Prepayment Date.

          (c)  Required Notice; Partial Prepayments to be Pro Rata Where More
               --------------------------------------------------------------
Than One Note Outstanding.
-------------------------

          (1) Written notice of each prepayment pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement shall be given by Maker to Payee and Mortgagee not less than 10 nor more than 30 days prior to the date fixed for such prepayment (each, a "Prepayment Date"), specifying (A) such
                                                                        -
     date (which shall be a Semi-Annual Accrual Date in the case of any partial prepayment), (B) the aggregate portion of Accreted Value of all Notes to be
                   -
     prepaid on such date and the balance of such Accreted Value and the Adjusted Face Amount of all Notes after giving effect to such prepayment and (C) the corresponding portion of Accreted Value of this Note to be
          -
     prepaid on such date and the balance of such Accreted Value and the Adjusted

     Face Amount of this Note after giving effect to such prepayment. Any such notice shall be irrevocable once given.

          (2) In the event of any prepayment pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement of less than the entire Accreted Value of all of the outstanding Notes, at a time when more than one Note is outstanding, the Accreted Value of the Notes so to be prepaid shall be allocated among the respective Notes and holders thereof so that the Accreted Value of each Note to be prepaid pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement shall bear the same ratio to the Accreted Value of such Note as the aggregate amount of such prepayment bears to the aggregate Accreted Value of all Notes then outstanding, except that if upon any allocation on such basis the amount so to be prepaid to any such holder would be greater than, but not be an exact multiple of, $100,000, then additional or lesser amounts not exceeding $100,000 may be allocated to such holder so that such holder shall be entitled to receive an exact multiple of $100,000, or if the amount so to be prepaid to any such holder pursuant to such paragraph would be less than $100,000, then no amount need be allocated to such holder, in each such case so long as (i)
                                                                            -
     allocations of prepayments among the respective Notes and holders thereof shall be appropriate to maintain, through successive partial prepayments, as nearly as practicable the ratio above provided and (ii) in the case of a
                                                            --
     prepayment that is required to be of a certain size, the aggregate amount of the prepayment applied to all the Notes is not less than the required size.

8.   SECURITY

          (a) Payee is entitled to the benefits of certain security held or to be held by Mortgagee pursuant to the Mortgage Documents. The Notes are entitled to the benefits of the security provided for in such agreements and instruments, to which reference is made for a description of the properties and rights included in such security, the nature and extent of such security and the rights of the holders of the Notes, Mortgagee, Maker, and various parties to such agreements and instruments in respect of such security.

          (b) By acceptance of this Note, Payee hereby irrevocably appoints Mortgagee as Payee's agent, and Payee hereby irrevocably authorizes Mortgagee, as Payee's agent, (i) to take such action on Payee's behalf and to exercise such
                   -
powers and perform such duties under each of the Mortgage Documents as may be delegated to Mortgagee by the terms thereof, together with all such powers as are reasonably incidental thereto, (ii) to hold any liens or security interests
                                    --
granted to Mortgagee pursuant to each of the Mortgage Documents for the benefit of Payee and the other holders of the Notes, if any, and (iii) to enforce the
                                                          ---
Mortgage Documents for the benefit of Payee and the other holders of the Notes, if any, all in accordance with the Mortgage Documents. Payee hereby acknowledges receipt of a copy of the Cash Collateral Agreement (and such of the other Mortgage Documents as Payee shall have requested) (or the form thereof) and Payee has, and each subsequent holder of Notes will be deemed by its acquisition of Notes to have, approved the terms and provisions of each of the Mortgage Documents and agreed to be bound thereby, consented to the appointment of Mortgagee under the Mortgage Documents and acknowledged the rights, immunities and privileges of Mortgagee thereunder (including, without limitation, Article VII of the Cash Collateral Agreement). Neither Mortgagee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as agent under or in connection with this Note or any Mortgage Document (except for its or such Person's own gross negligence or willful misconduct).

          (c) Notwithstanding anything contained in paragraphs 8(a) and 8(b), Payee hereby acknowledges that it is not entitled to the benefits of any Canadian Mortgage Document.

9.   REGISTRATION, TRANSFERS AND EXCHANGES

          (a)  Generally.  Maker will keep at its principal office at One
               ---------
Riverfront Center, Pittsburgh, PA 15222 a register (the "REGISTER") in which Maker will provide for the registration and transfer of the Notes and will record the name of, and address for notices to, each holder of the Notes.
Maker, Mortgagee and any agent of Maker or Mortgagee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of the Accreted Value of this Note and for all other purposes, whether or not this Note be overdue, and neither Maker, Mortgagee nor any such agent shall be affected by notice to the contrary.

          (b)  Transfer and Exchange of Notes.  Upon surrender of this Note for
               ------------------------------
registration of transfer or for exchange to Maker at its principal office set forth above, Maker at its expense (except for transfer taxes, if any) (i) will
                                                                       -
execute and deliver in exchange herefor a new Note or Notes and (ii) will cause
                                                                 --
Buyer and Newco to endorse thereon the related Guaranty. Such new Note or Notes shall (A) have in the aggregate an Initial Amount equal to the Accreted Value of
       -
the surrendered Note (determined as of the Semi-Annual Accrual Date coinciding with or immediately preceding the date of such surrender), (B) have in each case
                                                            -
an Initial Amount of at least $100,000, as requested by the holder or transferee, (C) have in the aggregate an Original Face Amount equal to the Face
             -
Amount of the surrendered Note, (D) have in each case an Original Face Amount
                                 -
equal to the Face Amount of the surrendered Note multiplied by a fraction, the numerator of which is the portion of the Accreted Value of the surrendered Note specified by such holder to be allocated to the Initial Amount of such Note and the denominator of which is the Accreted Value of the surrendered Note (determined as of the Semi-Annual Accrual Date coinciding with or immediately preceding the date of surrender), (E) be registered in each case in such names as such holder or
             -
transferee may request, and (F) be dated as of the Semi-Annual Accrual Date
                             -
coinciding with or immediately preceding the date of such surrender.

          (c)  Restrictions on Transfer.  Payee may not transfer this Note to
               ------------------------
any other Person (x) if there has been any partial prepayment of this Note since
                  -
the date hereof, unless Payee shall first surrender this Note for exchange pursuant to paragraph 9(b) or (y) prior to the fourth anniversary of the Closing
                               -
Date, except to one or more Affiliates controlled by Seller, which Affiliates shall at all times that they continue to hold Notes continue to be controlled by Seller. Payee may, on or after the fourth anniversary of the Closing Date, transfer, sell or convey this Note or any portion of this Note (A) to Seller or
                                                                -
to one or more Affiliates controlled by Seller, which Affiliates shall at all times that they continue to hold Notes continue to be controlled by Seller or
(B) in a minimum aggregate Initial Amount of $2,500,000 (or, if the aggregate
 -
Initial Amount of all Notes held by Payee is less than $2,500,000, in such aggregate Initial Amount) (i) to any Person with the prior written consent of
                           -
Maker and the Administrative Agents, which consent (in each case) shall not be unreasonably withheld, or (ii) to one or more Affiliates controlled by Payee,
                           --
which Affiliates shall at all times that they continue to hold Notes continue to be controlled by the Person that relied on this clause (ii) in transferring Notes to such Affiliates.

10.  NON-WAIVER

          No course of dealing between Maker and Payee, or between Maker and Mortgagee, or any delay or failure on the part of Payee or Mortgagee in exercising any rights hereunder or under any Mortgage Document shall operate as a waiver of any rights of Payee, except to the extent expressly waived in writing by Payee.

11.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE

          Upon receipt by Maker of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to Maker (it being agreed that any indemnity from Seller will be reasonably satisfactory to Maker), and upon reimbursement to Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, Maker will make and deliver a new Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph 11 shall be dated the date hereof.

12.  GOVERNING LAW

          This Note shall be construed in accordance with and governed by the law of the State of New York.

13.  SUCCESSORS AND ASSIGNS

          All the covenants, stipulations, promises and agreements contained in this Note shall bind the successors and assigns of Maker and Payee and shall inure to the benefit of the successors and permitted assigns of Payee, whether so expressed or not. Any assumption of the obligations of Buyer, Newco or Maker hereunder shall not release Buyer, Newco or Maker, as applicable, from its obligations hereunder (including the Guaranties endorsed hereon) without the prior written consent of Payee.

14.  AMENDMENT

          Any term of the Notes or any Mortgage Document may be amended and the observance of any term of the Notes or any Mortgage Document may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) Maker, (ii) the Required
                                                 -          --
Mortgage Lenders, (iii) in the case of any amendment or waiver of any Mortgage
                   ---
Document, Mortgagee and

(iv) in the case of any amendment or waiver of (w) the definition of the term
 --                                             -
"Administrative Agents" in paragraph 2 of this Note, (x) clause (i) of paragraph
                                                      -
9(c) of this Note, (y) paragraph 18 of this Note, or (z) this clause (iv), the
                    -                                 -
Administrative Agents, provided that (1) without the prior written consent of
                       --------       -
the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the Stated Maturity, the Initial Amount or the Face
              -
Amount of, or reduce the rate or change the date of accrual of Discount on, or change the amount or the time of payment of any Accreted Value of, any Note, (b)
                                                                              -
amend, modify or waive this proviso to this paragraph 14 or the definition of the term "Required Mortgage Lenders" in paragraph 2 of this Note, (c) release or
                                                                   -
subordinate the Lien of the Mortgage Documents or (d) release Newco or Buyer
                                                   -
from their respective Guaranties endorsed on any Note, and (2) no such amendment
                                                            -
or waiver shall amend, modify or waive any provision of the Notes without simultaneously amending, modifying or waiving the comparable provision of the Canadian Notes unless such amendment, modification or waiver shall have also received the written consent of the holders of a majority of the aggregate principal amount (after giving effect to all interest accrued prior to the date of determination) of the Canadian Notes at the time outstanding. Any amendment or waiver effected in accordance with this paragraph 14 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and Maker, whether or not (in the case of an amendment or waiver affecting the Notes) the substance of such amendment or waiver is thereafter incorporated in the form of the Notes or noted on the face thereof.

15.  HEADINGS

          The headings of the sections and paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

16.  CERTAIN TAX MATTERS

          The stated principal amount (within the meaning of Section 1274 of the Internal Revenue Code of 1986, as amended) of the Notes is $45,000,000. An amount equal to $32,925,440.14 is stated interest (within the meaning of such Section 1274) payable under the Notes.

17.  NOTICES

          Any notice or other communication under this Note shall be in writing and shall be deemed to have been duly given or made (i) when delivered by hand,
                                                     -
(ii) four Business Days after it is sent by express, registered or certified
 --
mail, return receipt requested, postage prepaid, or (iii) one Business Day after
                                                     ---
it is sent by nationally recognized overnight courier, in each case addressed as follows:

          (a)  if to Payee, at the address set forth for Payee in the Register,
           -
which shall be such address as Payee shall from time to time furnish to Maker in writing, the initial address for Payee being:

     Westinghouse Electric Corporation
     Westinghouse Building
     Gateway Center
     11 Stanwix Street
     Pittsburgh, PA 15222
     Attention:  Treasurer

with a copy to the General Counsel, at such address;

          (b)  if to Maker, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Maker named below or to the attention of such other Responsible Officer, as Maker shall have furnished to Payee in writing:

     CDW Realco, Inc.
     One Riverfront Center
     Pittsburgh, PA 15222
     Attention:  Chief Financial Officer

with a copy to each of Newco and Buyer at their respective addresses set forth in this paragraph 17 and with a copy to:

     Debevoise & Plimpton
     875 Third Avenue
     New York, NY  10022
     Attention:  Steven Ostner

          (c)  if to Newco, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Newco named below or to the attention of such other Responsible Officer, as Newco shall have furnished to Payee in writing:

     CDW Acquisition Corporation
     One Riverfront Center
     Pittsburgh, PA 15222
     Attention:  Chief Financial Officer

with a copy to each of Buyer, Maker and Debevoise & Plimpton at their respective addresses set forth in this paragraph 17;

          (d) if to Buyer, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Buyer named below or to the attention of such other Responsible Officer, as Buyer shall have furnished to Payee in writing:

     CDW Holding Corporation
     One Riverfront Center
     Pittsburgh, PA 15222
     Attention:  Chief Financial Officer

with a copy to each of Newco, Maker and Debevoise & Plimpton at their respective addresses set forth in this paragraph 17.

18.  PROVISIONS FOR THE BENEFIT OF THIRD PARTIES

          The provisions of clause (i) of paragraph 9(c) of this Note and clause
(iv) of paragraph 14 of this Note are for the benefit of the Banks and the financial institutions party to any extension, refunding, renewal or refinancing of the Barclays Senior Credit Agreement, and the Administrative Agents shall be entitled to enforce such provisions on their behalf. The provisions of clause
(2) of the proviso in paragraph 14 of this Note are for the benefit of the holders of the Canadian Notes. Except as set forth in the preceding sentence, nothing in this Note shall confer any rights upon any Person other than Maker, Buyer, Newco, the Canadian Buyer, Mortgagee and Payee and their respective successors and permitted assigns. Payee and Mortgagee may conclusively rely on a certificate of an Administrative Agent as to whether or not the Administrative Agents have given any consent under clause (i) of paragraph 9(c) of this Note or clause (iv) of paragraph 14 of this Note.

          IN WITNESS WHEREOF, CDW REALCO, INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.

                              CDW REALCO, INC.


                              By /s/
                                 --------------------------
                                   Name:
                                   Title:

                                  PREPAYMENTS

Date          Amount of Accreted Value Prepaid                  Notation Made By
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   GUARANTY
                                   --------


          The undersigned, CDW HOLDING CORPORATION and CDW ACQUISITION CORPORATION (to be renamed WESCO Distribution, Inc.) (the "Guarantors"), for valuable consideration, hereby each, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely surety, (i) the due
                                                                   -
and punctual payment of the Accreted Value of this Note, as the same shall become due and payable, whether at the date of maturity or by prepayment or acceleration or otherwise, (ii) the due and punctual payment of each other
                            --
payment required to be made by Realco (as Maker or otherwise) under this Note or any of the Mortgage Documents and (iii) the due and punctual performance by
                                   ---
Newco or Realco of all other obligations of Newco or Realco (as Maker or otherwise), respectively, under this Note and the Mortgage Documents (all the foregoing obligations being collectively called the "Guaranteed Obligations"); and CDW Acquisition Corporation hereby agrees with Payee to perform the covenants of Newco set forth in paragraphs 6(a) and 6(b) of this Note. This Guaranty is an absolute, unconditional present and continuing Guaranty of payment and not of collectibility, and in any case in which the Maker shall fail or be unable punctually to make any payment required to be made by or in respect of this Note, the Guarantors jointly and severally agree to pay the same to the holder of this Note forthwith upon demand. The obligations of each Guarantor under this Guaranty are general unsecured and full recourse obligations of such Guarantor and may be fully enforced against such Guarantor.

          (a) Each Guarantor waives presentment to, demand of payment from and protest to Realco of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty and notice of protest for nonpayment. The obligation of each Guarantor hereunder shall not be affected by (i) the failure
                                                                 -
of any Person to assert any claim or demand or to enforce any right or remedy against Realco under the provisions of this Note or any Mortgage Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any
               --
release from any of the terms or provisions of, any Guaranty or any other agreement; (iii) the release of any security held by any Person for the
            ---
Guaranteed Obligations or any of them; or (iv) the failure of any Person to
                                           --
exercise any right or remedy against any other guarantor of the Guaranteed Obligations. Each Guarantor further waives any right to require that any resort be had to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Person in favor of Realco or any other Person.

          (b) The obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Person to assert any claim or demand or to enforce any remedy under this Note, any Mortgage Document, any Guaranty or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors as a matter of law or equity (other than the indefeasible payment in full of all the Guaranteed Obligations). Each Guarantor agrees that it will never have, and hereby waives and disclaims, any claim or right against Realco by way of subrogation or otherwise in respect of any payment that such Guarantor may be required to make hereunder. This Guaranty shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid.

          (c) Paragraphs 10, 12, 14 and 15 and the first sentence of paragraph 13 of this Note shall apply to this Guaranty as if references therein to "this Note" were references to this Guaranty and references therein to "Maker" were references to the Guarantors. The definitions in paragraph 2 of this Note and the last sentence of paragraph 13 of this Note shall apply to this Guaranty.

                            CDW HOLDING CORPORATION



                                   By /s/
                                      --------------------------------
                                      Name:
                                      Title:



                            CDW ACQUISITION CORPORATION



                                   By /s/
                                      --------------------------------
                                      Name:
                                      Title: